UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2009
TLC Vision Corporation

(Exact name of registrant as specified in its charter)

New Brunswick, Canada	000-29302	980151150

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5280 Solar Drive, Suite 100, Mississauga, Ontario	L4W 5M8

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 636-534-2300

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     Effective as of October 1, 2009, TLC Vision Corporation (the “Company”) secured from its lenders an extension to October 13, 2009 of the previously announced limited waiver with respect to its credit facility. The credit facility, dated June 21, 2007, amended as of February 28, 2008, March 31, 2009, June 5, 2009, June 30, 2009 and September 8, 2009, provides for an $85 million term loan and a $25 million revolving credit line. As of September 30, 2009, the amount outstanding under the credit facility was approximately US$101.1 million.
     The extension agreement and forbearance agreement is contained in the Limited Waiver, dated as of September 30, 2009 (the “Limited Waiver”), which, among other things, provides a limited waiver through October 13, 2009 of specified defaults and extends to October 14, 2009, the time for payment of certain principal, interest and other payments previously due, provided, however, that in the event that the Limited Waiver is executed by less than 100% of the lenders, the Limited Waiver provides that lenders will, until October 13, 2009, forbear from exercising their rights arising out of the non-payment of certain principal, interest and other payments previously due. The Limited Waiver provides that lenders holding a majority amount of the secured credit facility may, in their sole discretion, extend the waiver period to October 30, 2009.
     The Limited Waiver also provides for the Company to negotiate in good faith and use its best efforts to agree by October 26, 2009 to (i) documentation for additional debt financing acceptable to lenders representing a majority of the outstanding debt under the credit agreement, and (ii) documentation for an overall debt and/or equity restructuring acceptable to the credit agreement lenders under applicable law. The foregoing description of the Limited Waiver is only a summary and is qualified in its entirety by the full text of the Limited Waiver, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.
Item 8.01 Other Events
     On October 1, 2009, the Company issued a press release announcing the extension of the limited waiver. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits:
10.1	Limited Waiver, dated as of September 30, 2009.

99.1	Press Release entitled “TLC Vision Secures Extension of Credit Facility Limited Waiver to October 13, 2009” issued by TLC Vision Corporation on October 1, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TLC VISION CORPORATION

Date: October 5, 2009	By:	/s/ James J. Hyland

Name: James J. Hyland
Title: VP Investor Relations

EXHIBIT INDEX

Exhibit

10.1	Limited Waiver, dated as of September 30, 2009.

99.1	Press Release entitled “TLC Vision Secures Extension of Credit Facility Limited Waiver to October 13, 2009” issued by TLC Vision Corporation on October 1, 2009.

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